Exhibit 10.6

September 9, 2026

ZIRCON CORPORATION

1580 Dell Avenue

Campbell, CA 95008 Attention: John Stauss

ZRCN INC.

1580 Dell Avenue

Campbell, CA 95008 Attention: John Stauss

Re: LOAN AND SECURITY AGREEMENT (as amended, modified or restated from time to time, this “Agreement”) dated as of MARCH 17, 2026 by and between (a) ALTRIARCH HOLDINGS SPV, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), and (b) (i) ZIRCON CORPORATION, a California corporation (“Zircon”) and (ii) ZRCN INC., a Delaware corporation (“ZRCN” and together with Zircon, jointly and severally, “Debtor”). All terms not otherwise defined herein shall have the meaning set forth in the Agreement.

Dear Sirs:

This letter is sent by Lender. Section 9(b) of the Agreement requires Debtor to furnish to Lender, as soon as available and in any event within NINETY (90) calendar days after the end of each fiscal year, financial statements on an accrual basis to include a balance sheet, income statement and cash flow statement of Debtor (on a consolidated and consolidating basis) as of the end of such fiscal year, audited by independent certified public accountants of recognized standing satisfactory to Lender. Section 9(d) of the Agreement requires Debtor to furnish, concurrently with the delivery of such financial statements, a certificate of a Responsible Officer of Debtor as described therein (a “Compliance Certificate”).

Debtor has advised Lender that the audit of Debtor’s financial statements for the fiscal year ended MARCH 31, 2026, was not completed by, and that such audited financial statements and the related Compliance Certificate were not furnished to Lender on or before, JUNE 30, 2026 (being NINETY (90) calendar days after the end of such fiscal year), as required by Sections 9(b) and 9(d) of the Agreement (the “Specified Default”).

Waiver. Subject to the terms and conditions of this letter, Lender hereby waives the Specified Default and any Default or Event of Default that has arisen or may arise under the Agreement as a result thereof. This waiver is a one-time waiver, is limited solely to the Specified Default, and, in accordance with Section 18 of the Agreement, is effective only in the specific instance and for the purpose for which it is given and to the extent expressly specified herein. For the avoidance of doubt, this letter does not constitute, and shall not be deemed to constitute, notice from Lender to Obligor under Section 11(b) of the Agreement with respect to the Specified Default.

Delivery of Financial Statements. Debtor shall furnish to Lender the audited financial statements required by Section 9(b) of the Agreement and the related Compliance Certificate required by Section 9(d) of the Agreement, in each case for the fiscal year ended MARCH 31, 2026, on or before OCTOBER 15, 2026. The failure of Debtor to do so shall constitute a Default under Section 11(b) of the Agreement, and nothing in this letter shall be construed as a waiver of, or a consent to, any such failure.

Reservation of Rights. Lender hereby expressly reserves all of its rights, powers, privileges and remedies under the Agreement or any of the other Loan Documents, at law or in equity (collectively, the “Rights, Privileges and Remedies”). The waiver set forth in this letter shall not, and shall not be deemed to, directly or indirectly in any way whatsoever, either: (a) constitute a waiver of any past, present or future Default or Event of Default other than the Specified Default, including without limitation any failure to comply with Section 9(b) or Section 9(d) of the Agreement with respect to any other fiscal year or reporting period; (b) impair, prejudice or otherwise adversely affect Lender’s right at any time to exercise any Rights, Privileges and Remedies; (c) amend or alter any provision of the Loan Documents or any other contract or instrument; (d) constitute any course of dealing or other basis for altering any obligation of Obligor or any Rights, Privileges and Remedies, or constitute any consent of Lender to any prior, existing or future violations of the Loan Documents; or (e) establish any obligation on the part of Lender to grant any further or future waiver, consent, amendment or forbearance.

Miscellaneous. This letter constitutes a Loan Document and shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws, and shall be subject to Sections 21 and 30 of the Agreement. This letter may be executed in counterparts, and delivery of an executed counterpart by electronic transmission shall be as effective as delivery of an original. Except as expressly set forth herein, the Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

THIS LETTER IS NOT AN AGREEMENT OF FORBEARANCE. THERE ARE NO ORAL AGREEMENTS BETWEEN OBLIGOR AND LENDER. ANY PRIOR OR FUTURE DISCUSSIONS OR REPRESENTATIONS REGARDING THE LOAN SHALL NOT CONSTITUTE A WAIVER OF, OR FORBEARANCE WITH RESPECT TO, ANY PAST, PRESENT OR FUTURE DEFAULT AND/OR EVENT OF DEFAULT, OTHER THAN THE SPECIFIED DEFAULT AS AND TO THE EXTENT EXPRESSLY WAIVED ABOVE.

Sincerely,

ALTRIARCH HOLDINGS SPV, LLC,
as Lender

By:	Altriarch Commercial Finance, Inc., a Delaware corporation, its Manager

By:	/s/ Danielle Brown
Name:	Danielle Brown
Title:	CEO

ACKNOWLEDGED AND AGREED
as of the date first written above:

ZIRCON CORPORATION,
a California corporation

By:	/s/ John Stauss
Name:	John Stauss
Title:	Chief Executive Officer

ZRCN INC.,
a Delaware corporation

By:	/s/ John Stauss
Name:	John Stauss
Title:	Chief Executive Officer

ALTRIARCH HOLDINGS SPV, LLC – ZIRCON CORPORATION September 9, 2026 Page 2